EXHIBIT 99.5

Dear Fellow Regions Associate,

On behalf of Regions’ Leadership Team and Board of Directors, I am excited and proud to tell you that today we announced that Regions and Union Planters have signed a definitive merger agreement.

What this planned merger means for Regions is that when the transaction is completed, the combined company will be the 12th-largest bank holding company in the United States, with total deposits of $81 billion. Our 5.1 million customers will be served by a 15-state network of 1,400 banking branches, 1,700 ATMs and 140 brokerage offices. The new company will enjoy the No. 1 market position in the mid-South region of Alabama, Arkansas, Georgia, Louisiana, Mississippi and Tennessee.

We believe this combination is extremely beneficial to our customers, associates and shareholders – and if you are like me, you are all three at once! It presents broader and deeper choices for customers, expanded opportunities for our associates and significant benefits for shareholders of both companies.

The Leadership Team and Board of Directors believe that we are indeed fortunate to have found in Union Planters and its chief executive officer, Jack Moore, a perfect partner. Union Planters is an outstanding organization that has the same passion for excellent quality customer service that we do, and shares our dedication to improving the quality of life in the communities we all serve. In the course of our discussions with Union Planters, it became very clear to me that our two fine organizations share in many ways the same background and culture. In fact, when we were working on this transaction, we found that Regions and Union Planters have almost the same goal statement for 2004 regarding growth. Regions’, as you know, is: “Growth – through building on our strengths.” Union Planters’ is: “Growth through building a common culture.” What a testament to our shared vision for the future!

Many of you, if you haven’t already, will soon ask, “What is going to change?” While many of these details have to be worked out once the legal part of the merger is finalized, we do know several things already. First, once the merger is completed our name will continue as Regions. I will be chairman and chief executive officer of the combined company until my planned retirement in June 2005, at which time Jack Moore – who is now chairman, president and chief executive officer of Union Planters – will become CEO of the new Regions. I will remain chairman of the board until June 2006. Also, we know that our customers can expect the same excellent level of service from the majority of the same Regions people who have been serving them.

As in any transaction of this kind, there is the unfortunate possibility that some jobs may disappear. However, in this case we expect that the number of associates affected will be minimal overall because of our limited branch overlap and because we expect that the normal pace of attrition will effectively address many of the possible position reductions. And, as I mentioned earlier, we in fact expect the growth of the combined company to lead to expanded career opportunities for our associates.

In closing, allow me to say that I am extremely proud of the people of our fine organization and the way you work every day to uphold and enhance our 33-year legacy of customer and community service.

Jack Moore and I both look forward to what our two organizations can accomplish together – we are confident that our future is very bright.

Sincerely,

Carl E. Jones, Jr.
Chairman, President & CEO

To see the press release on the announcement, visit www.regions.com on the Internet or see Headline News on the Infonet homepage.

To hear today’s live Analyst/Investor Relations call about this transaction, call 1-800-996-6131 (no passcode). Call time is 9 a.m. CT/10 a.m. ET. Please be aware that this call, designed to give stock analysts the chance to ask detailed questions regarding the company’s financial reports, could last up to one hour. This toll-free number is the dedicated Regions associate dial-in line.

To hear a recorded message from Regions CEO Carl Jones to associates about this historic merger, call 1-888-424-6230 (no passcode).

To hear the recorded playback of the Analyst/Investor Relations call about the merger of Regions and Union Planters, call 1-877-519-4471 (no passcode).

Statements made in this e-mail and in oral statements by the management of Regions and Union Planters, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between Regions and Union Planters, including future financial and operating results, Regions’ and Union Planters’ plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Regions or Union Planters stockholders to approve the merger; the risk that Regions and Union Planters may not have the ability to effect the proposed merger; the risk that the businesses will not be integrated successfully, including integration of information systems and retention of key personnel; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the United States and internationally. Additional factors that could cause Regions’ and Union Planters’ results to differ materially from those described in the forward-looking statements can be found in the 2002 annual reports on Forms 10-K of Regions and Union Planters, and in the quarterly reports on Forms 10-Q of Regions and Union Planters, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site www.sec.gov.

Regions and Union Planters undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Regions and Union Planters, without charge, at the Securities and Exchange Commission’s Internet site www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Regions, Jenifer M. Goforth, Regions Financial Corporation, P.O. Box 10247, Birmingham, AL 35202-0247, telephone: 205/244-2823 or to Union Planters, Richard W. Trigger, Union Planters Corporation, 6200 Poplar Ave., Memphis, TN 38119, telephone: 901/580-4568. The respective directors and executive officers of Regions and Union Planters and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Regions’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by Regions on April 16, 2003, and information regarding Union Planters’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by Union Planters on March 7, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.